Exhibit 10(a)

PENSION EQUALIZATION PLAN
OF ENTERGY CORPORATION AND SUBSIDIARIES
(As Amended and Restated Effective January 1, 2009)

Certificate of Amendment
Amendment No. 5

THIS INSTRUMENT, executed this 30th day of June, 2014, and effective July 1, 2014 constitutes the Fifth Amendment of the Pension Equalization Plan of Entergy Corporation and Subsidiaries (As Amended and Restated effective January 1, 2009) (the “Plan”).

All capitalized terms used in this document shall have the meanings assigned to them in the Plan unless otherwise defined in this document.

Pursuant to Section 8.01 of the Plan, in order to clarify certain provisions of the Plan, and further to implement the Resolutions of the Personnel Committee of the Board of Directors adopted at its meeting of January 30, 2014 excluding from participation in the Plan any Employee who is a participant in the Entergy Corporation Cash Balance Plan for Non- Bargaining Employees or the Entergy Corporation Cash Balance Plan for Bargaining Employees and limiting benefit accruals under the Plan by certain other Employees who are rehired by any System Company on or after July 1, 2014, the Plan is hereby clarified and amended effective July 1, 2014, as follows:

1.	Section 1.10, the definition of “Eligible Employee,” is clarified to read as follows:

“1.10	“Eligible Employee” shall mean a non-bargaining Employee who satisfies the eligibility requirements of Section 2.01.”

2.	Section 1.16, the definition of “Key Employee,” is clarified to read as follows:

“1.16
“Key Employee” shall mean a “Key Employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof), as determined by the Administrator, in its sole discretion, in a manner consistent with the regulations issued under Code Section 409A.”

3.	Section 1.24, the definition of “Qualified Plan,” is amended by adding the following sentence at the end thereof:
“The term “Qualified Plan” shall exclude the Entergy Corporation Cash Balance Plan for Non-Bargaining Employees and the Entergy Corporation Cash Balance Plan for Bargaining Employees; and any reference herein to the “Qualified Cash Balance Plan” shall mean the Entergy Corporation Cash Balance Plan for Non-Bargaining Employees or the Entergy Corporation Cash Balance Plan for Bargaining Employees.”

4.	Section 1.28, “Supplemental Credited Service,” is amended by adding the following sentence at the end thereof:

“Notwithstanding the preceding sentence, “Supplemental Credited Service” shall not include any service which was not approved and accepted in writing by the Administrator prior to July 1, 2014.”

5.	Section 2.01, “Eligible Employees,” is amended by adding the following sentence at the end thereof:
“An Employee who on or after July 1, 2014 is reemployed in a position covered by a Qualified Cash Balance Plan and who continues to be eligible to receive a benefit under a Qualified Plan based on a prior period of employment with a System Company shall nevertheless be an Eligible Employee with respect to the benefits determined under Article III hereunder based on such prior period of employment, even if he first satisfies the eligibility requirements of this Section 2.01 while he was a participant in a Qualified Cash Balance Plan.”

6.	Section 2.02, “Participation,” is amended by adding the following sentence at the end thereof:
“Notwithstanding the preceding, if an Employee who is a Participant under this Plan is reemployed by a System Company on or after July 1, 2014 and becomes a participant in a Qualified Cash Balance Plan, service during the period of participation in the Qualified Cash Balance Plan shall be recognized under this Plan only to the extent such service is recognized under the Qualified Plans in which the Employee was a participant prior to July 1, 2014, such as for vesting, or eligibility for and the amount of any subsidized early retirement benefits or death benefits.”

7.	Section 3.02(a) is clarified to read as follows:

“(a)
Basic Excess Benefit. Subject to the remaining Subsections of this Section 3.02 and Subsection 4.01(c), each Participant who is fully vested in his Qualified Plan benefit and is a non-bargaining Employee at the time of his Separation from Service, shall be entitled to a single-sum payment under this Plan equal to the Present Value of the excess of (1) over (2), where (1) and (2) are as follows:”

8.	The introductory clause of Section 3.02(d) is clarified to read as follows:

“(d)
Death Benefit. Except as otherwise provided in Subsection 4.01(c), in the event of a Participant’s death prior to his Income Payment Date, if such Participant is fully vested in his Qualified Plan benefit and is a non-bargaining Employee at the time of his death, the Participant’s Beneficiary shall receive a death benefit under this Plan in a single-sum amount equal to the Present Value of the excess of (1) over (2), where (1) and (2) are as follows:”

9.	Sections 4.01(a) and 4.01(b) are clarified to read as follows:

“(a)
Retirement/Vested Termination Benefit. Subject to the remaining Subsections of this Section 4.01, each Participant, regardless of whether he has been granted Supplemental Credited Service, shall receive a single-sum payment equal to the Present Value of the Participant’s benefit determined under Article III, but taking into account the forfeiture provisions of Subsection 3.02(e). Payment of such single-sum benefit shall be made as soon as reasonably practicable following the Participant’s Income Payment Date. In all events, the single-sum payment shall be made no later than the end of the calendar year that includes the Participant’s Income Payment Date or, if later, by the 15th day of the third calendar month following the Participant’s Income Payment Date. A Participant’s benefits under this Plan shall be paid in accordance with the terms of this Article IV, regardless of the date of benefit commencement under the Qualified Plan.

(b)
Death Benefit. In the event of a Participant’s death prior to his Income Payment Date, the Participant’s Beneficiary shall receive a death benefit under this Plan as determined under Subsection 3.02(d) in a single-sum payment as soon as reasonably practicable following the first day of the first month next following the Participant’s date of death (i.e., the “Beneficiary’s Income Payment Date”). In all events, the single-sum payment shall be made no later than the end of the calendar year that includes the Beneficiary’s Income Payment Date, or, if later, by the 15th day of the third calendar month following the Beneficiary’s Income Payment Date.”

10.	The first sentence of Section 4.02, “Participation in Additional Non-Account Balance Plans,” is amended to read as follows:
“Notwithstanding any other Plan provision to the contrary, the following provisions of this Section 4.02 shall apply. to the extent applicable, with respect to any Participant who also participates in any or all of the System Executive Retirement Plan of Entergy Corporation and Subsidiaries (“SERP”), the Supplemental Retirement Plan of Entergy Corporation and Subsidiaries (“SRP”), and the Cash Balance Equalization Plan of Entergy Corporation and Subsidiaries, which plans, together with this Plan, constitute Non-Account Balance Plans for purposes of Code Section 409A,”

11.	Section 4.02(c) is amended in its entirety to read as follows:

“(c)
Timing of Benefit Payments. A Participant’s benefit commencement date shall be the same under this Plan, the SRP, the SERP, and the Cash Balance Equalization Plan of Entergy Corporation and Subsidiaries, to the extent applicable.”

12.	Section 4.03 is clarified to read as follows:

“4.03
Code Section 409A Delayed Payments. Notwithstanding any Plan provision to the contrary, no Plan benefits shall be paid to a Participant who is a Specified Employee at the time of his Separation from Service until the earlier of the Participant’s death or six months following the Participant’s Separation from Service. If distribution is delayed pursuant to this Section 4.03, the delayed distribution amount shall be credited with investment returns to the payment date as if such amount were invested in the Entergy Stable Income Fund or such other investment fund as from time-to-time may be designated in advance and in writing by the Administrator. The full amount of the Participant’s delayed distribution amount, including investment returns deemed credited pursuant to this Section 4.03, shall be distributed to the Participant as soon as reasonably practicable following the first day of the first month next following the earlier of the Participant’s date of death or the last day of the six-month delay period (the ‘Delayed Payment Date”). In all events, such payment shall be made no later than the end of the calendar year that includes the Delayed Payment Date, or, if later, by the 5th day of the third calendar month following the Participant’s Delayed Payment Date.”

13.	The introductory clause of Section 6.02 is clarified to read as follows:

“6.02
Accelerated Vesting. Notwithstanding any Plan provisions to the contrary, if during a Change in Control Period there should occur a Qualifying Event with respect to a Participant, Participant shall not cease to be a Participant and shall, regardless of his vested status under the Qualified Plan, become fully vested in, and have a non-forfeitable right to, all benefits accrued under the Plan as of the date of such Qualifying Event, provided the Participant is a non-bargaining Employee at the time of the Qualifying Event, except that all such benefits shall be subject to forfeiture upon occurrence of any of the following events:”

14.	Section 6.03 is clarified to read as follows:

“6.03
Benefit Commencement Date. Notwithstanding any Plan provision to the contrary except Section 4.03, if during a Change in Control Period there should occur a Qualifying Event with respect to a Participant who is a non-bargaining Employee at the time of such Qualifying Event and if there does not occur a forfeiture event referenced in Section 6.02, the Participant’s Plan benefit amount, if payable under Subsection 4.02(b), shall be determined pursuant to Article III (taking into account the accelerated vesting of Section 6.02) and shall be payable pursuant to the provisions of this Plan as soon as reasonably practicable following the first day of the first month next following the Participant’s Qualifying Event, subject to the delay requirement set forth in Section 4.03 to the extent applicable. In all events, distributions shall be made no later than the end of the calendar year that includes the first day of the first month next following such Qualifying Event or, if later, by the 15th day of the third calendar month following the first day of the first month next following the Participant’s Qualifying Event.”

15.	Section 6.04 is clarified to read as follows:

“6.04
No Benefit Reduction. Notwithstanding anything stated above to the contrary, an amendment to, or termination of, the Plan following a Change in Control shall not reduce a Participant’s benefits accrued under this Plan through the date of any such amendment or termination. In no event shall a Participant’s benefits accrued under this Plan following a Change in Control be less than such Participant’s benefits accrued under this Plan immediately prior to the Change in Control Period, subject, however, to the forfeiture provisions described in Section 6.02 as in existence on the date immediately preceding the commencement date of the Change in Control Period, and provided further that the Participant is a non-bargaining Employee as of the date immediately prior to the Change in Control.

16.	Section 7.10 of the Plan, “Judicial Proceedings for Benefits,” is clarified to read as follows:

“7.10
Judicial Proceeding for Benefits. In order to institute any action or proceeding in any state or federal court of law or equity, or before any administrative tribunal or arbitrator, a claimant/appellant must initiate such action or proceeding within 90 days from the later of: (i) the earlier of (a) the date of the adverse appeal notification from the Claims Appeal Administrator or (b) 120 days from the date the appeal is received by the Claims Appeal Administrator, and (ii) the end of the 60 days in which a claimant has to appeal an adverse benefit determination, as described in Section 7.09. Notwithstanding the foregoing, a claimant must exhaust all procedures set forth herein prior to instituting any action or proceeding in any state or federal court of law or equity, or before any administrative tribunal or arbitrator, for a claim for benefits under the Plan.”

17.	Section 8.02(d), regarding restrictions on amendment or termination, is clarified to read as follows:

“(d)
Unless agreed to in writing and signed by the affected Participant and by the Plan Administrator, no provision of this Plan may be modified, waived or discharged during the period after the Potential Change in Control and before the earlier of: (i) the expiration of the two-year period commencing on the date of a Potential Change in Control, or (ii) the date on which the Change in Control event contemplated by the Potential Change in Control is terminated.”

IN WITNESS WHEREOF, the Personnel Committee has caused this Fifth Amendment to the Pension Equalization Plan of Entergy Corporation and Subsidiaries (As Amended and Restated Effective January 1, 2009) to be executed by its duly authorized representative on the day, month, and year above set forth and effective July 1, 2014.

ENTERGY CORPORATION
PERSONNEL COMMITTEE
through the undersigned authorized representative

/s/ Donald W. Vinci_________________________
DONALD W. VINCI
Senior Vice-President
Human Resources & Chief Diversity Officer